Exhibit 99.1

Investor Relations Contact: Brian Tanner, Hawaiian Telcom (808) 546-3442	Media Contact: Joel Matsunaga, Hawaiian Telcom (808) 546-3877

For Immediate Release

Hawaiian Telcom Announces Conference Call to Discuss Management Changes

HONOLULU (Tuesday, February 5, 2008) — Hawaiian Telcom Communications, Inc. announced today that it plans to host a conference call at 9:30 a.m. (Hawaii Time), or 2:30 p.m. (Eastern Time) on Wednesday, February 6th, 2008.

To access the call, participants should dial (800) 732-9512 (US/Canada), or (415) 537-1886 (International) five minutes prior to the start of the call.

A telephonic replay of the conference will be available one hour after the conclusion of the call until 11:00 a.m. (Hawaii Time), or 4:00 p.m. (Eastern Time) February 13th, 2008. Access the replay by dialing (800) 633-8625 and entering confirmation code 21374929. Alternatively, the replay can be accessed by dialing (402) 977-9141 and entering confirmation code 21374929.

About Hawaiian Telcom

Hawaiian Telcom is the state’s leading telecommunications provider, offering a wide spectrum of telecommunications products and services, which include local and long distance service, high-speed Internet, and wireless services.

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